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                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

          This First Amendment to Asset Purchase Agreement (this "Amendment"), dated as of February 2, 1997, is made and entered into by and between DAN RIVER INC., a Georgia corporation ("Purchaser"), and THE NEW CHEROKEE CORPORATION, a Delaware corporation ("Seller").

                              W I T N E S S E T H:

     WHEREAS, Purchaser and Seller entered into an Asset Purchase Agreement, dated as of January 10, 1997 (the "Purchase Agreement"), pursuant to which Purchaser will acquire substantially all of the assets of Seller;

     WHEREAS, Purchaser and Seller wish to amend the Purchase Agreement in certain respects as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

     2.   Amendments.

          (a) Schedule 1.2(l) to the Purchase Agreement is hereby amended by deleting the three (3) life insurance policies identified as Items 8, 9 and 10 on such Schedule.

          (b) Section 5.12(c) is hereby amended by deleting "$36,179.43" therefrom, and substituting in lieu thereof "$19,815.93".

     3. Controlling Law. This Amendment shall be governed by and interpreted under the laws of the State of North Carolina applicable to contracts made and to be performed entirely within such State and without giving effect to the choice of law principles of such State.

     4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and, when signed by all of the parties hereto, shall become legally binding on such parties effective as of the date set forth at the beginning of this Amendment.

     5. Remaining Terms. Except as expressly amended hereby, the Purchase Agreement shall continue in full force and effect. This Amendment is limited as written and should not be deemed to be a consent or waiver of any other term or condition of the Purchase Agreement or any of the documents referred to therein.
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     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.

                              DAN RIVER INC.


                              By:-----------------------------------
                                    Name:------------------------------
                                    Title:-------------------------------


                              THE NEW CHEROKEE CORPORATION


                              By:-----------------------------------
                                    Name:------------------------------
                                    Title:------------------------------_